UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2010

MacroSolve, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1518725
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification Number)

 (Address of principal executive offices) (zip code)

(918) 280-8693
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 12, 2010, MacroSolve, Inc. (the “Company”) entered into and closed an Asset Sales Agreement with Saltus Technologies, LLC to sell the Company’s assets related to the digiTICKET™ electronic ticketing product (the “Assets”).  Pursuant to the Asset Sales Agreement the Company will receive $450,000 in cash for the Assets.  $400,000 in cash was received by the Company upon closing of the transaction and the Company will receive an additional $50,000 in cash over a period of six months for product transfer support services.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Eric Fultz, the Company’s current Vice President of Operations resigned as an officer of the Company in connection with the sale of the Assets to Saltus Technologies, LLC.  Mr. Fultz will continue to work for the Company for six months.  At the end of the six-month period, he will leave the Company to work at Saltus Technologies, LLC.

Item 8.01.	Other Events.

On February 17, 2010, the Company issued a press release announcing the sale of the Assets.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release of MacroSolve, Inc. dated February 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MacroSolve, Inc.

Dated: February 19, 2010	By: /s/ Clint Parr
Name: Clint Parr
Title: Chief Executive Officer